Exhibit No. 10.4
Form SB-2
Buyers United, Inc.

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE ASSIGNED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION RELATING THERETO COMPLIES WITH OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL TO THAT EFFECT WHICH IS SATISFACTORY TO IT.

US$300,000.00

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, BUYERS UNITED, INC., a Delaware corporation, referred to hereinafter as the "Maker," promises to pay to the order of Mulkey II Limited Partnership, referred to herein as the "Holder," at its address at 2839 Queens Courtyard Drive, Las Vegas, Nevada, 89109-1562, the principal amount of THREE HUNDRED THOUSAND AND NO/100's Dollars (US$300,000.00) in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, and to pay in like lawful tender interest on the unpaid principal at a rate per annum (calculated on the basis of the actual number of days elapsed in a 365-day year) equal to 12% from and after the date hereof.


     1. Payments. Interest payments shall be paid monthly. The principal amount and accrued interest, if any, on this Note shall be due and payable on demand any time prior to the maturity date of July 1, 2004, however demand shall not be made earlier than August 1, 2003.


     2. Conversion. At the sole option of Holder (if this Note has not been repaid in full by Maker), at any time prior to July 1, 2004, Holder may elect to convert the Note, or any portion thereof, into up to 150,000 shares (conversion price of $2.00) of Maker's Common Stock. Holder represents that any shares so acquired will be held without a view to, or for, resale in connection with any distribution of the securities or any interest therein without registration or other compliance under the applicable state securities laws. Holder further understands that any such shares will not be registered or qualified in any state, but would be issued by means of a specific exemption under certain state statutes for transactions by an issuer not involving any public offering, and that any subsequent disposition of the shares may, under certain circumstances, be inconsistent with this exemption. Holder acknowledges that any such shares will be held and will not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered or an exemption from such registration is available. Maker is under no obligation to register the potential issuance of securities under any state law or regulation. The

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certificate  representing  the shares will bear a legend  restricting  transfer, except in compliance with applicable federal and state securities statutes.

     3. Security interest. Maker grants to Holder a security interest in certain equipment located at certain of Maker's business locations (the "Premises") and more fully described on Exhibit "A", in which Maker now has or hereafter acquires any proceeds therefrom. The security interest shall secure the payment and performance of this promissory note. In connection herewith, Maker hereby warrants and covenants:

          (a) The equipment will be kept at the location(s) specified on Exhibit "A"; and that the equipment will not be removed from the Premises other than in the ordinary course of business.

          (b) Maker's primary place of business is 14870 Pony Express Road, Bluffdale, Utah 84065, and Maker will immediately notify Holder in writing of any change in or discontinuance of Maker's place of business.

          (c) The parties intend that the equipment is and will at all times remain personal property despite the fact and irrespective of the manner in which it is attached to realty.

          (d) Maker will not sell, dispose, or otherwise transfer the equipment or any interest therein without the prior written consent of Holder, and Maker shall keep the equipment free from unpaid charges (including rent, if any), taxes, and liens.

          (e) Maker shall maintain insurance at all times with respect to the equipment against risks of fire, theft, and other such reasonable risks and in reasonable amounts.

          (f) Maker shall make all repairs, replacements, additions, and improvements necessary to maintain the equipment in good working order and condition. At its option, Holder may discharge taxes, liens, or other encumbrances at any time levied or placed on the collateral, may pay rent, if any, or insurance due on the equipment, and may pay for the maintenance and preservation of the equipment. Maker agrees to reimburse Holder on demand for any payment made, or any expense incurred by Holder pursuant to the foregoing authorization.

          (g) In the event of default (defined below) Holder may, at its option, take possession of the equipment and use it to offset any unpaid accrued interest and principal owing on this note.

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     4. Default.  On the occurrence of any one or more of the events hereinafter enumerated, the entire unpaid balance of the principal and interest accrued thereon and yet unpaid shall become immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby waived by Maker. Such events of default being as follows:

          (a) Default in the payment within 10 days following presentation by Holder;

          (b) The Maker shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization; (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Maker; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Maker's business; or

          (c) An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Maker or an order of any court shall be entered appointing any receiver or trustee of or for Maker or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

     5. Waivers and Assent to Extension, Indulgence, or Release. Every Maker, endorser, and guarantor of this Promissory Note or the obligation represented hereby waives presentment, demand, notice, protest, notice of protest, or enforcement of this Promissory Note and assents to any extensions or postponements of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable. None of the rights and remedies of the Holder hereunder are to be waived or affected by failure or delay in exercising them. All remedies conferred on the Holder of this Promissory Note shall be cumulative, and none is exclusive. Such remedies may be exercised concurrently or consecutively, at the Holder's option.

     6. Attorney's Fees. If this Promissory Note is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Maker agrees to pay reasonable attorney's fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

     7. Construction and Governing Law. This Promissory Note is entered into and shall be governed and construed in accordance with the laws of the state of Utah. The state and federal courts of the state of Utah shall have exclusive jurisdiction in any litigation arising under or pertaining to this Promissory Note, and by the execution and acceptance hereof the Maker and Holder irrevocably submit to the personal and subject matter jurisdiction of such Utah courts.

     Dated this 19th day of May 2003.

                                          Buyers United, Inc.
                                          By /s/ Paul Jarman, President

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